UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2025

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42176	99-0622272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4800 Westfields Blvd., Suite #400
Chantilly, Virginia 20151
(703) 579-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMTM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2
of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2025, the Compensation Committee of the Board of Directors of Amentum Holdings, Inc. (the
“Company”) approved the grant of 1,373,955 options (the “Option Award”) and 155,938 restricted stock units (the
“RSU Award”) to John Heller, the Company’s Chief Executive Officer. The grant will give Mr. Heller the opportunity to make up the value of previously granted equity awards that was lost with the conversion of the awards in connection with the transaction upon which the Company became a publicly-traded company. The restricted stock units and options will vest ratably on the first, second and third anniversaries of the grant date, subject to accelerated vesting upon qualifying terminations of employment. The options will have an exercise price of $22.71 and terminate on the fourth anniversary of the grant date.
The Option Award was granted pursuant to a form of option award agreement (the “Option Award Agreement”), which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The RSU Award was granted pursuant to the form restricted stock unit award agreement previously filed as Exhibit 10.2 to the Company’s current report on
Form 8-K on November 13, 2024, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Option Award Agreement for grants under the Amentum Holdings, Inc. 2024 Stock Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMENTUM HOLDINGS, INC.

Date: January 30, 2025	By:	/s/ Paul W. Cobb, Jr.
		Name:	Paul W. Cobb, Jr.
		Title:	Secretary